LICENSE AGREEMENT

         THIS LICENSE AGREEMENT (herein referred to as the "Agreement") is entered into in duplicate effective for all purposes and in all respects as of the 13th day of April, 1999, by and between WAREVER, INC., a Utah Corporation, with its principal place of business located at 112 West Business Park Drive, Draper, Utah, 84020 (herein referred to as "Warever"), and PLUS MARK, Inc. an Ohio Corporation (a wholly owned subsidiary of American Greetings Corporation, an Ohio Corporation), with its principal place of business located at One American Road, Cleveland, Ohio, 44144-2398 (herein referred to as "Plus Mark"), and SNARR AND DYER LICENSING, LLC, a Utah Limited Liability company having its principal place of business at 4728 Dearcreek Road, Salt Lake City, UT 84124 ("Snarr").


                                    RECITALS

1.       Warever is in the business of  researching,  developing,  and marketing
         certain   proprietary    computer   software   products   and   related
         instructional, reference, learning, and training manuals and systems.

2. Plus Mark owns all right, title, and interest to the name and mark "DateWorks", along with the associated good will.

3. Snarr owns United States Patent No. 5,222,764, along with certain improvements and variations with respect to the inventions covered thereby (the "Patent"), and the name and mark "Pocket-It", along with the associated good will, and has licensed the same, along with the Patent, to Plus Mark.

4. Warever has and is currently developing a customized software program known as "Pocket-It" (herein referred to as the "Pocket-It Software"). The Pocket-It Software, as defined in Section 1 C below, is a modification of an existing proprietary software program owned by Warever (herein referred to as the "Riptide Software"). The Riptide Software is similar to the Pocket-It Software, but is not part of this Agreement. Warever owns all right, title, and interest in and to said Riptide Software.

5. Except as set forth on Schedule A, which is attached hereto and incorporated herein, Warever owns all right, title, and interest in and to the Pocket-It Software.

6. Plus Mark desires to obtain certain reproduction and marketing rights from Warever to the Pocket-It Software on the terms and conditions described herein.

         NOW, THEREFORE, in consideration of the foregoing, the mutual promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

                              OPERATIVE PROVISIONS

1. Definitions. For purposes of this Agreement, the following definitions shall apply to the respective terms:

         A. "Warever" shall be defined to mean WAREVER, INC., a Utah Corporation; and any of its designated agents or affiliates.

         B. "Plus Mark" shall be defined to mean PLUS MARK, an Ohio Corporation (a wholly owned subsidiary of American Greetings Corporation, an Ohio Corporation); and any of its designated agents or affiliates.

         C. The "Pocket-It Software" shall be defined to mean that certain Pocket-It customized computer software program, developed by Warever., and any related or derivative works, including books, manuals, outlines, tapes, videos, etc., developed by Warever for use in connection with the Pocket-It Software. The Pocket-It Software is a companion to the Pocket-It paper-based planning system. The Pocket-It Software enables the user to print a variety of reports directly onto the Pocket-It planning system's forms. The Pocket-It Software is intended to be marketed and sold in conjunction with the Pocket-It paper-based planning system. Except as set forth in Schedule A, Warever possesses full ownership rights in and to the Pocket-It Software.

         D. The "Riptide Software" shall be defined to mean that certain Riptide computer software program, and any related or derivative works, including source code, books, manuals, outlines, tapes, videos, etc. The Riptide Software is similar to the Pocket-it Software, but is not part of this Agreement. Warever possesses full ownership rights in and to the Riptide Software.

2. Development of the Pocket-it Software; Conditions Precedent. Warever shall be responsible to develop the Pocket-it Software for delivery to Plus Mark on or before April 19, 1999. The obligations of PlusMark under this Agreement are subject to satisfaction, at or prior to April 19, 1999, of the condition that PlusMark shall have approved the Pocket-It Software for initial release. Such approval shall be in writing and shall not be unreasonably withheld. If Plus Mark determines that product modifications or enhancements are necessary in order to approve the initial release of Pocket-It Software, the parties will use commercially reasonable efforts to work together in an expeditious manner to implement those modifications or enhancements, and the deadline for completion of the Pocket-It Software shall be extended during such time, for a period not to exceed sixty (60) days. Except for the initial product release, any product modifications or enhancements will be implemented in a subsequent release of the product and will not prevent current product from being marketed and sold.

3. Reproduction, Marketing and Sales. Warever hereby grants to Plus Mark an exclusive license to make, have made, reproduce, have reproduced, package, market, distribute, promote, use, and sell the Pocket-It Software through any retail outlets throughout the United States of America during the term of this Agreement. The parties understand, acknowledge, and agree that Warever may reproduce, package, market, and sell, or contract with other individuals or entities to reproduce, package, market, and sell, the Riptide Software throughout the world during the term of this Agreement. The parties further understand and acknowledge that Plus Mark and Snarr are in no way prohibited from developing or having developed other software for use in connection with the Pocket-It paper-based planning system, provided such software does not infringe any of Warever's rights with respect to the Pocket-It Software.

4. Customer Registration and Support. For all Pocket-It Software sold pursuant to this Agreement, Plus Mark shall be responsible for inserting customer registration cards in each package for the purpose of capturing the names, addresses, telephone numbers, e-mail addresses, and other information to identify each customer that purchases the Pocket-It Software. The registration card is to be mailed by the Customer to Warever Corporation's corporate address provided. Warever shall then be responsible to register all the customers who send in a registration card or register by electronic means, and provide them with appropriate and reasonable product support. The parties acknowledge and agree that Plus Mark and Warever jointly own all right, title, and interest in and to the customer information. One of the primary, but not exclusive, purposes for which Warever is to use the customer information is to ascertain feature preferences by the customers. Such customer feature preferences will be considered by Warever for implementation in future version releases of the Pocket-It Software.

5. Royalty Payments. As consideration therefor, Plus Mark hereby agrees to pay Warever a royalty fee of Five and 00/100 Dollars ($5.00) for each individual Pocket-it Software program (unit) sold by a retail outlet throughout the United States of America during the term of this agreement and for which PlusMark is paid by the retailer, less all returns. Plus Mark shall send (by United States mail) to Warever within thirty (30) days following the end of each month a report for the previous month detailing all sales of the Pocket-It Software by the retail outlets, which said report shall include information concerning: (a) the name, address, and telephone number of each retail outlet; (b) the dates and number of the Pocket-It Software programs (units) sold by each retail outlet; and (c) the appropriate royalty fee payment.

6. Inspection and Auditing. PlusMark shall keep and maintain complete and accurate records of the transactions underlying the reports to be furnished hereunder. All books of accounts and records shall be kept available for at least two (2) years from the date of the report to which they relate. Warever may, at Warever's expense and on ninety (90) days' advance written notice to PlusMark, conduct an annual audit of PlusMark's books of accounts and records relating to the reports to be flirnished hereunder. Such audit shall be conducted during regular business hours at a mutually agreeable time and place and shall not materially interfere with the conduct of PlusMark's business.

7. License. Subject to the terms and conditions herein set forth, Warever hereby grants to Plus Mark an exclusive, non-transferable License to use the Pocket-It Software solely for the purposes set forth in Sections 3 and 4 above. This License shall become effective upon the date of this Agreement, and shall continue throughout the term of this Agreement. This License shall terminate upon the termination of this Agreement. The termination of the License shall in no way restrict the right of PlusMark and/or resellers to sell, advertise, and promote those individual Pocket-It Software programs which were produced during the term of this Agreement, so long as Warever continues to be compensated for the products sold according to the terms of this Agreement. Warever warrants and represents that it (1) has authority in all respects to enter this Agreement;
(2) holds all such rights, title, and interest in the Pocket-It Software as required to permit Warever to enter into this Agreement; and (3) that the obligations and rights herein granted shall be binding upon its successors and assigns.

8. Ownership of the Pocket-It Software. The Pocket-It Software shall be the sole and exclusive property of Warever and shall not be reproduced, marketed, distributed, sold, licensed, used, revealed, disclosed, or communicated, directly or indirectly, by Plus Mark to any person or entity whatsoever other than pursuant to the License and for the purposes specifically set forth herein. Plus Mark acknowledges Warever's ownership, right, title, and interest in the Pocket-It Software, and of the copyrights, trademarks, and patents thereto and in any and all derivative works therefrom. Plus Mark further acknowledges that it does not acquire any rights of ownership in the Pocket-It Software by reason of performing its duties hereunder and/or providing certain contributions in the development of the Pocket-It Software.

9. Discoveries and Improvements. Warever shall own those modifications, improvements and developments to the Pocket4t Software made by Warever independently of PlusMark during the term of this Agreement and PlusMark shall own those modifications, improvements and developments to the Pocket-It Software made by PlusMark independently of Warever during the term of this Agreement. The parties shall jointly own all jointly developed modifications, improvements and developments made during the term of this Agreement. Neither party shall preclude the other from using any independent or joint developments as long as such party continues to distribute, promote or sell the Pocket-It Software.

10. Copying Restrictions and Requirements. Plus Mark agrees that on each copy of the Pocket-It Software it shall properly reproduce all notices of Warever's patent, copyright, trademark, or trade secret rights as provided by Warever. Plus Mark also agrees that on each copy of the Pocket-It Software it shall property reproduce Warever's logo, design style, and layout as provided by Warever. Furthermore, Plus Mark shall also include in each package (unit) of the Pocket-It Software program a shrinkwrap license agreement to be provided by Warever. Nothing in section 10 shall restrict PlusMark from reproducing on copies of the Pocket-It Software any Pocket-It patent, copyright, trademark rights, logo, design style and layout, or any other patent, copyright, trademark rights, logo, design style and layout, in the manner and style as PlusMark sees fit.

11.      Indemnification.

         A. By Warever. Warever hereby agrees to indemnify, defend, and hold harmless PlusMark, its subsidiaries, affiliates, and their respective officers, directors, employees, and agents, from and against all claims, losses, damages, expenses, obligations, penalties, demands, suits, procedures, assessments, judgments, costs and liabilities (including the reasonable costs of collection, investigation, attorney's fees and other reasonable costs of defense) arising out of or resulting from: (1) any breach or alleged breach of any warranty or representation; (2) the authorized use by PlusMark of the Poeket-It Software; (3) any claims of infringement, including all copyright, trademark, patents, or other intellectual property rights associated with the Pocket-It Software (except claims based on the intellectual property rights listed in Schedule A), or on the negligence or intentional misconduct of PlusMark; or (4) Warever's performance of its obligations under this Agreement.

         B. By PlusMark. PlusMark hereby agrees to indemnify, defend and hold harmless Warever, its subsidiaries, affiliates, and their respective officers, directors, employees and agents, from and against all claims, losses, damages, expenses, obligations, penalties, demands, suits, procedures, assessments, judgments, costs and liabilities (including the reasonable costs of collection, investigation, attorney's fees and other reasonable costs of defense) arising out of or resulting from: (1) any breach or alleged breach of any warranty or representation; (2) the authorized use by PlusMark of the Pocket-It Software: (3) PlusMark's performance of its obligations under this Agreement.

         C. General. The parties agree to provide prompt written notification of any claim requiring indemnification, and agree to reasonably cooperate in the defense of any such claim. The party obligated to provide indemnification may do so with attorneys of its own choosing, and shall have authority to settle or otherwise dispose of such claim. The provisions of this
Section 11 shall survive the termination or expiration of this Agreement.

12. Independent Contractor Status. It is understood and agreed that the parties are independent contractors and not officers, employees, partners, agents, or affiliates of the other party or its customers and clients, and the parties agree not to make any representations to the contrary. Any conduct in which either party engages in connection with or in the performance of this Agreement shall be solely in its capacity as an independent contractor, and nothing in this Agreement shall be construed to the contrary. Each party agrees, that as an independent contractor, it does not have authority to sign contracts, notes, or obligations, or to make, purchase, acquire, or dispose of any property for or on behalf of the other or any of its customers and clients, and shall only have authority to perform those services specifically described herein. Nothing in this Agreement shall be construed as creating any partnership, joint venture, or other joint arrangement. Each party is solely and completely liable for all labor and direct expenses in connection with any of its obligations to be performed hereunder.

13.      Confidential Information

         A. Warever Confidential Information. For the purposes of this Agreement, "Warever Confidential Information" shall mean all information, without limitation, pertaining to Warever's trade secrets, financial and other business data, technical information, and development of the Pocket-It Software, including, but not limited to, drawings, tools, models, written technical information, materials, data, know-how, source code, and oral communications, provided that such information has been adequately identified as proprietary or confidential or could be reasonably considered to be proprietary or confidential. Any written or pictorial embodiments of the Warever Confidential Information provided by Warever to PlusMark in accordance with this Agreement are the property of Warever and shall be returned to Warever upon termination of this Agreement.

        B. PlusMark Confidential Information. For the purposes of this Agreement, PlusMark Confidential Information shall include, without limitation, reports, trade secrets, technical, financial, and other business data and documentation, and all information pertaining to PlusMark's manufacture, production and marketing of the Pocket-It Software and the Pocket-It and Pocket-It paper-based planning systems, including but not limited to, drawings, tools, models, written technical information, materials, data, know-how, and oral communications, provided that such information has been adequately identified as proprietary or confidential or could be reasonably considered to be proprietary or confidential, including all written and oral information already received by Warever from PlusMark prior to the execution of this Agreement, and including the terms and existence of this Agreement. Any written or pictorial embodiments of the PlusMark Confidential Information provided by PlusMark to Warever in accordance with this Agreement are the property of PlusMark and shall be returned to PlusMark upon terinination of this Agreement.

        C.        Exclusions   The   parties  agree  that  neither  the  Warever
Confidential Information nor the PlusMark Confidential Information shall include any information that:

                  1.       is made public by the disclosing party;

                  2. is or hereafter becomes part of the public domain through no wrongful act, fault or negligence on the part of the receiving party or parties;

                  3. the receiving party or parties can reasonably demonstrate is already in the possession of such receiving party or parties and not subject to an existing agreement of confidentiality;

                  4. is received from a third party without restriction and without breach of this Agreement;

                  5. was independently developed by the receiving party or parties as evidenced by its/their records; or

                  6. the receiving party or parties are required to disclose pursuant to a valid order of a court or other governmental body; provided however, that the recipient of the confidential information shall first have given notice to the disclosing party or parties and shall give the disclosing party or parties a reasonable opportunity to interpose an objection or obtain a protective order requiring that the confidential information so disclosed be used only for the purposes for which the order was issued.


         D. Survival. The parties further agree, for a period of three (3) years following the termination of this Agreement, not to disclose Confidential Information of the other party to any third party, except as provided in this Agreement, unless specifically authorized by the other party in writing. The provisions of this section 13 will survive the termination or expiration of this Agreement.

         E. Covenant Not to Compete. Plus Mark covenants and agrees that it shall not at any time during the term of this Agreement, and for a period of one (1) year after the termination of this Agreement (except termination by PlusMark pursuant to Section 14B (1)), engage in any business that develops and/or markets a product for sale to retail outlets in the United States of America that is similar to and/or in competition with the Pocket-It Software, or solicit or influence (or attempt to solicit or influence) any of the suppliers, customers, employees, or other clients of Warever to terminate their dealings or employment with Warever to work for PlusMark. The parties understand and acknowledge that this Section 13E applies only to PlusMark and does not bind or purport to obligate American Greetings Corporation or any of its subsidiaries, divisions, or affiliates other than PlusMark.

14.      Default and Remedies.

         A.       Default.  The  occurrence   of  any  of  the  following  shall
constitute a default and breach of this Agreement:

                  1.       Failure to observe  or  perform  any of the  parties'
                           respective  covenants,   agreements,  or  obligations
                           hereunder; or

                  2. The filing of a voluntary or involuntary petition by or against either party under any law for the purpose of adjudicating such party bankrupt; or for extending time for payment, adjustment, or satisfaction of such party's liabilities; or for reorganization, dissolution, or arrangement on account of or to prevent proceedings, and all consequent orders, adjudication, custodies, and supervision are not dismissed, vacated, or otherwise permanently stayed or terminated within sixty (60) days after the assignment, filing, or other initial event.

         B. Remedies. If any material breach occurs, the non-breaching party has the following remedies in addition to all other rights and remedies provided by law or equity, to which the non-breaching party may resort cumulatively or in the alternative:

                  1.       The   non-breaching   party  may,  at  its  election,
                           terminate this Agreement by giving the breaching party notice of termination pursuant to the provisions herein. On the giving of notice, all the breaching party's rights in the Agreement shall immediately terminate.

                  2. The rights and remedies of any of the parties hereto shall not be mutually exclusive and the election of one remedy for any one item shall not foreclose or prevent an election of any other remedy for another item, or for the same item at a later time. In general, the respective rights and obligations hereunder shall be enforceable by specific performance, injunction, or other equitable remedy, but nothing herein contained is intended to or shall limit or affect any rights at law or by statute or otherwise of any party aggrieved as against the other party for a breach or threatened breach of any provision hereof, it being the intention of this Section to make clear the agreement of the parties that the respective rights and obligations of the parties hereunder shall be enforceable in equity as well as at law or otherwise.

                  3.       The  parties  specifically  agree  that any breach of
                           Section 13 of this Agreement by one party will cause immediate and irreparable damage and injury to the other, and confirm that damages at law may be an inadequate remedy for a breach or threatened breach of such provisions. In the event of such breach, the nonbreaching party shall be entitled by right to an injunction (without the necessity of posting any bond in connection therewith) restraining the breaching party from violating any of said provisions.

15. Marketing Requirements. Except as set forth in Section 17B of this Agreement, Plus Mark hereby agrees in good faith to reasonably and actively market the Pocket-It Software to the various American Greeting retail outlets throughout the United States of America and to the end user/customer.

16. Term of Agreement. Subject to the provisions for termination contained herein, this Agreement and the License granted hereunder shall commence on the effective date hereof and shall continue for a period of two (2) years from the delivery date (on or before April 19, 1999) of the Pocket-It Software from Warever to Plus Mark. Following the expiration of the said two (2) year period, this Agreement and the License granted hereunder shall continue for an indefinite period of time until terminated as provided in Section 17 below.

17.      Termination of Agreement.

         A. By Either Party. In addition to any other provisions for termination contained herein, after the initial two (2) term hereof as set forth in Section 16 above, either party may terminate this Agreement at any time and for any cause by giving the other party at least sixty (60) days prior written notice in accordance with the notice provisions set forth herein.

         B. By Plus Mark for Discontinuance of Pocket-It Business. If PlusMark discontinues selling the Pocket-It paper-based planning system at any time with or without cause in PlusMark's sole discretion, then this Agreement shall terminate on thirty (30) days' advance written notice of such discontinuation to Warever.

18.      General Provisions.

         A. Severability. In the event that any condition, covenant, or other provision herein contained is held to be invalid or void by any court of competent jurisdiction, the same shall be deemed severable from the remainder of this Agreement, and shall in no way affect any other covenant or condition herein contained. If such condition, covenant, or other provision shall be deemed invalid due to its scope or breadth, such provision shall be deemed valid to the extent of the scope or breadth permitted by law.

         B. Entire Agreement. This Agreement sets forth the entire agreement between the parties and supersedes all prior agreements, whether written or oral. No promise, representation, warranty, or covenant not included in this Agreement has been or is relied upon by the parties to this Agreement.

         C. Covenants and Conditions. Each provision of this Agreement performable by either party shall be deemed to be both a covenant and a condition.

         D. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, personal representatives, successors, legal representatives and assigns; provided that this provision shall not be construed as permitting assignment, substitution, delegation, or other transfer of rights or obligations by each party except with the prior written consent of the other party, which consent shall not be unreasonably withheld.

         E. Headings. The headings to the various Sections and Paragraphs of this Agreement are for convenience and ease of reference only and do not define, limit, augment, or describe the scope, content, or intent of this Agreement or any part or parts of this Agreement.

         F. Notices. All notices given under any of the provisions of this Agreement must be in writing and shall be deemed to have been given either: (a) when delivered in person to the recipient named below; or (b) upon deposit in United States mail, either registered or certified, return receipt requested, postage prepaid, addressed to the party or person intended as follows:

                  "Warever"              WAREVER, INC.
                                         Craig R. Hendricks, President
                                         112 West Business Park Drive
                                         Draper, Utah 84020
                                         1-800-766-7229

                  "Plus Mark"            PLUS MARK, INC.
                                         An American Greetings Company
                                         Kurt A. Spitler, Vice President of
                                         Sales & Marketing
                                         One American Road
                                         Cleveland, Ohio 44144-2398
                                         1-800-321-3040

                                         with a copy to

                                         AMERICAN GREETINGS CORPORATION
                                         One American Road
                                         Cleveland, OH 44144
                                         Attention: General Counsel

                  "Snarr"                SNARR AND DYER LICENSING, LLC,
                                         4728 Dearcreek Road
                                         Salt Lake City, UT 84124

         Either party may, by notice given at any time or from time to time, require subsequent notices to be given to another individual person, whether a party, officer, or representative, or to a different address, or both. Notices given before actual receipt of notice of change shall not be invalidated by the change.

         G. Time. Time is of the essence of each term, provision, condition, and covenant of this agreement.

         H. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         I. Gender and Number. The singular number include the plural whenever the context so indicates. The neuter gender includes the feminine and masculine, the masculine includes the feminine and neuter, and the feminine includes the masculine and neuter, and each includes corporation, partnership, limited liability company, or other legal entity when the context so requires. The word "person" means person or persons or other entity or entities or any combination of persons and entities.

         J. Governing Law, Dispute Resolution, Limitation on Damages. The validity, interpretation, and performance of this Agreement will be determined in accordance with the laws of the State of Ohio without regard to conflict of laws rules. The parties will attempt to settle all disputes amicably within 30 days of receipt of written notice of a dispute through non-binding mediation. However, if they are unsuccessful, any dispute arising out of or relating to this Agreement (other than the right to secure injunctive relief) shall be settled by binding arbitration in Cleveland under Ohio law. Such arbitration shall be administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In no event shall either party be liable for any indirect, special, incidental, or consequential damages (whether defined as such or provided for under applicable case law, statute, or otherwise) in any way connected with this Agreement, even if the party has advance notice of the possibility of such damages.

         K. Waiver. Unless otherwise indicated herein, failure by any party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement, or to exercise any right or remedy consequent upon a breach thereof, shall not constitute a waiver of any such breach or any other covenant, agreement, term, or condition. Any party, by notice delivered in the manner provided in this Agreement, may, but shall be under no obligation to waive any of its rights or any conditions to its obligation hereunder, or any duty, obligation, or covenant of any other party. No waiver shall affect or alter the remainder of this Agreement, but each and every other covenant, agreement, term, and condition hereof shall continue in frill force and effect with respect to any other then existing or subsequently occurring breach. To be effective, any waiver must be signed by both parties hereto.

         L. Modification and Amendment. This Agreement may be amended or modified only by an instrument in writing signed by all the parties hereto.

         IN WITNESS WHEREOF, the parties have executed this Agreement effective the date and year set forth above.

"WAREVER"

WAREVER, INC.
A Utah Corporation

By: /s/ Craig R. Hendricks
   -----------------------------
   CRAIG R. HENDRICKS, President




"PLUS MARK"
An Ohio Corporation, a wholly owned subsidiary of American Greetings Company, an Ohio Corporation


By: /s/ Kurt A. Spitler
   ----------------------------------------------------
   KURT A. SPITLER, Vice President of Sales & Marketing

SNARR AND DYER LICENSING, LLC
A Utah Limited Liability Company


By:  /s/  Doug Snarr
    --------------------------
    DOUG SNARR, President

                                   Schedule A

All  Trademarks,  Trade  Names,  Patents,  Copyrights,   Tradedress,  and  other
intellectual property related to the Pocket-It paper-based planning system and the Pocket-It product line.